UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014 (May 29, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lisa Pavelka McAlister as Principal Accounting Officer

On May 29, 2014, the board of directors (the “Board”) of American Realty Capital Properties, Inc. (the “Company”) appointed Lisa Pavelka McAlister, the Company’s Senior Vice President and Chief Accounting Officer, as an executive officer of the Company and as the Company’s principal accounting officer. The appointment constituted part of the Board’s appointment of its annual slate of executive officers, which also included the following previously announced executive officers: Nicholas S. Schorsch, Executive Chairman and Chief Executive Officer; David S. Kay, President; Lisa E. Beeson, Chief Operating Officer; and Brian S. Block, Chief Financial Officer, Treasurer, Secretary and Executive Vice President. Mr. Block served as the Company’s principal accounting officer prior to Ms. McAlister’s appointment.

There are no affiliate transactions between the Company and Ms. McAlister required to be disclosed by Item 404(a) of Regulation S-K aside from her employment letter described below.

Background of Lisa Pavelka McAlister

Prior to joining the Company in November 2013, Ms. McAlister, 50, held the position of Managing Director at PricewaterhouseCoopers (“PwC”) in its capital markets and accounting advisory services practice from September 2011 until August 2013. Prior to joining PwC, Ms. McAlister worked at BAML Capital Partners, the global private equity business unit of Bank of America Corporation (NYSE: BAC), where she served as Chief Operating Officer from March 2010 until June 2011 and as Chief Financial Officer from March 2008 until March 2010. Ms. McAlister has 25 years’ experience in senior financial roles in all aspects of financial and accounting operations, internal controls, information systems, treasury and investor relations for public companies in the private equity, real estate, financial services, healthcare and technology sectors. Ms. McAlister received her Bachelor of Accountancy from New Mexico State University and Master of Business Administration from Bentley University. Ms. McAlister is a Certified Public Accountant in New York and Arizona.

Employment Letter – Lisa Pavelka McAlister

Ms. McAlister and the Company are parties to an employment letter, dated October 21, 2013, pursuant to which Ms. McAlister has served since November 4, 2013 as Senior Vice President and Chief Accounting Officer for the Company, reporting to Mr. Block and the executive management of the Company. The employment letter provides for an initial base salary at the annual rate of $275,000 for a period of up to 12 months following the commencement of her employment. Ms. McAlister is eligible for an annual bonus in an amount equal to between 25% to 150% of her base salary. The amount of any annual bonus will be determined at the discretion of the Company’s senior management based on her performance and the Company’s profitability during the year and may consist of cash and/or restricted stock of the Company. In connection with the employment letter, Ms. McAlister also entered into an Employee Confidentiality and Non-Competition Agreement.

The foregoing description of the employment letter with Ms. McAlister is only a summary and is qualified in its entirety by reference to the employment letter, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01. Other Events.

In addition to the appointment of Ms. McAlister, on May 29, 2014, the Board appointed Richard A. Silfen, the Company’s Executive Vice President and General Counsel, an executive officer of the Company.

Background of Richard A. Silfen

Richard A. Silfen, 51, has served as Executive Vice President and General Counsel of the Company since March 2014. Mr. Silfen has more than 25 years of experience in corporate and securities law. Prior to joining the Company, Mr. Silfen served as global head of the Capital Markets Group of Duane Morris LLP, a global law firm with 26 offices in the United States, Asia, Europe and Latin America, where he practiced law from February 2007 to March 2014. In that role, Mr. Silfen practiced in the area of corporate law, with concentrations in securities and merger and acquisition transactions. Throughout his career, Mr. Silfen has advised publicly traded companies, including several real estate investment trusts, in connection with public and private debt and equity securities offerings. He has also advised numerous companies with regard to complex mergers and acquisition transactions and capital markets transactions. In addition, Mr. Silfen is experienced in assisting emerging and other businesses to develop plans for the growth and development of their businesses and technologies, including private equity and other financing transactions, collaborative and strategic partnerships and joint venture arrangements. Mr. Silfen has also worked with companies to facilitate public reporting and analysis of operating results, advised on internal audit functions and Sarbanes-Oxley compliance and has worked with companies to support and enhance strategies for communication with securities analysts and investors. Mr. Silfen received his Juris Doctor from The University of Alabama School of Law and his Bachelor of Arts in Physics from Baylor University. Mr. Silfen is licensed to practice law in Pennsylvania and Florida.

Employment Agreement – Richard A. Silfen

Mr. Silfen and ARC Properties Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of the Company, are parties to an employment agreement, dated February 24, 2014, which became effective upon his commencement of employment with the Operating Partnership on March 7, 2014 (the “Effective Date”). The employment agreement provides for an initial three-year term that will automatically renew for additional one-year periods unless either party provides 60 days’ notice of non-renewal prior to the end of the then current term. Under his employment agreement, Mr. Silfen serves as Executive Vice President and General Counsel of the Company and reports to Messrs. Schorsch and Kay.

Mr. Silfen’s employment agreement provides for a base salary at the annual rate of $425,000. Within thirty days following the Effective Date, Mr. Silfen received a retention grant consisting of (i) a $325,000 cash payment and (ii) 22,311 restricted shares of the Company’s common stock, which had a grant date value of $325,000 (the “Retention Equity Grant”). One-third of the Retention Equity Grant will vest on each of the first, second and third anniversaries of the Effective Date.

In addition, for each completed calendar year during the term, Mr. Silfen will be entitled to receive annual cash and equity incentive bonuses in amounts equal to a percentage of his base salary determined based on the level of satisfaction of annual performance goals, as follows:

Annual Cash Incentive Bonus (Percentage of Base Salary)			Annual Equity Incentive Bonus (Percentage of Base Salary)
Threshold	Target	Maximum	Threshold	Target	Maximum
100%	150%	200%	100%	150%	200%

Any annual equity incentive award will be paid in the form of restricted shares of the Company that will be subject to time-based vesting over three years from December 31 of the year for which it was granted. In addition, at the discretion of the Executive Chairman and Chief Executive Officer, subject to approval of the Board, Mr. Silfen will be eligible to participate in the ongoing outperformance plan of the Company with a designated participation percentage that is to be determined.

In the event of Mr. Silfen’s termination as result of his death or disability, the Retention Equity Grant and any previously granted annual equity incentive bonus awards will fully vest. In the event of Mr. Silfen’s termination without cause (as defined in the employment agreement) or upon a change of control (as defined under Maryland law) which occurs more than twelve months after the Effective Date and results in a material negative impact on Mr. Silfen’s duties and responsibilities, subject to his execution of a release, Mr. Silfen will be entitled to receive an amount equal to the sum of: (x) twelve months’ base salary; and (y) an amount equal to the threshold level of the annual cash incentive bonus for the calendar year of termination, payable in installments over the twelve month period following the date of termination. In addition, upon such termination, the Retention Equity Grant will fully vest and any previously granted annual equity incentive bonus awards will continue to vest over the prescribed schedule in the Company’s Equity Plan. In the event Mr. Silfen voluntarily resigns other than for a change of control or a non-renewal of his employment agreement, then subject to his execution of a release, Mr. Silfen will receive an amount equal to twelve months’ base salary, payable in equal installments over the twelve month period following the date of termination, and health benefits for twelve months.

The foregoing description of the employment agreement with Mr. Silfen is only a summary and is qualified in its entirety by reference to the employment agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 3, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Executive Chairman of the Board of Directors